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                                                                    EXHIBIT 21.1


                 SUBSIDIARIES OF INCYTE PHARMACEUTICALS,  INC.





                                                                     Jurisdiction of
                                Name                                   Organization
                                ----                                   ------------
                        Combion, Inc.                                    Delaware
                        Genome Systems, Inc.                             Missouri